EXHIBIT 5.1
                                                                     ___________


             [Sheppard, Mullin, Richter & Hampton LLP Letterhead]



April 18, 2003



STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016


            Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as special counsel to STAAR Surgical Company, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 200,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), reserved for issuance under the 1995 STAAR Surgical Company Consultant Stock Plan, as amended (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

            We have reviewed the Company's charter documents and the proceedings taken by the Company's Board of Directors with respect to the establishment and amendment of the Plan. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. As to matters of fact, we are relying on certificates of certain officers of the Company and upon certificates of government officials, all without independent verification.

            Based on the foregoing review, it is our opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the Plan and stock option agreements duly authorized under the Plan, and in accordance with the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

            We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

            We express no  opinion  as to matters  governed  by any laws other than the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported decisions of the Delaware courts interpreting these laws.

            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion,

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April 18, 2003
Page 2



whether by implication or otherwise, as to any other matters relating to the Company, the Plan, or the shares of the Company's Common Stock issuable under the Plan.


                                      Respectfully submitted,



                                      /s/ Sheppard Mullin Richter & Hampton LLP
                                      _________________________________________
                                      Sheppard Mullin Richter & Hampton LLP